Exhibit 99.1

Runway Growth Credit Fund Provides Operational and First Quarter 2020 Portfolio Update

– Originates $83.2 Million of New Loans and Other Investments

– Grows Total Loan Originations Since Inception To $555.7 Million

– Four New Liquidity Events Bring Total to $193 Million, Representing 70% of Initial Private Offering Commitments

WOODSIDE, CA, April 21 2020—Runway Growth Credit Fund Inc. (the “Fund” or “Runway Growth”), a leading lender of growth capital to both venture and non-venture backed companies seeking an alternative to raising equity, provided an operational and portfolio update for the first quarter ended March 31, 2020.

“During the first quarter we originated $83.2 million in new loans and other investments despite a market environment faced with growing headwinds,” Runway Growth CEO David Spreng said today, We are open for business, supporting our current portfolio companies, and actively evaluating new investment opportunities that meet our underwriting standards, given the business and economic uncertainties associated with the coronavirus pandemic. We have substantial undrawn capital commitments from our investors in our Second Private Offering and availability under our credit facility."

Total new loans and investments for the first quarter of 2020 equaled $83.2 million, bringing the total loan originations for the Fund to $555.7 million since launch.

COVID-19’s Preliminary Impact

In early March, as the COVID-19 pandemic began to more fully unfold, our primary priority became the health and well-being of our team, while also maintaining our current business operations. Through the implementation of previously tested business continuity plans, our team has been working remotely since early March, utilizing a variety of technology and systems to continue working together closely from a distance. We continue to closely monitor our portfolio companies and work with them to identify and assess their current business circumstances and the impact on their teams, business, liquidity, and capital structures.

•	Liquidity and Capital Resources. At 3/31/2020 our available liquidity and capital resources exceeded $200 million, consisting of approximately $17 million in cash, our $100 million undrawn and fully available revolving credit facility with KeyBank National Association and CIBC Bank USA, and approximately $100 million in undrawn equity capital commitments from investors in our Second Private Offering.

•	Portfolio Construction and Management. At 3/31/2020 our portfolio included 20 portfolio company debt investments and 27 equity investments (which includes warrants received in conjunction with our debt financings) to a group of well diversified technology companies, healthcare information and services companies, consumer and business services companies, and internet retailers. Our portfolio is diversified by industry, region, and sponsor. We engage in active communications with our portfolio companies as part of our normal business operations and have added to the frequency of our communications as recent macro-and-micro economic factors dictate. The performance of growth stage and venture-backed companies can be highly variable and impacted by many factors that influence revenue, profitability and the ability to raise additional capital. We monitor these developments closely in partnership with our portfolio companies.

•	Growth Debt Market and New Investment Activity. The current market volatility and economic shut down stemming from COVID-19 is unprecedented, making it difficult for businesses to forecast and plan. We believe that the demand for capital in our core markets will ultimately remain strong and we will see new opportunities that would have been served by other sectors of the private credit market prior to the current dislocation. We are actively reviewing new investment opportunities and have recently expanded our target market to include the life sciences segment, with the addition of 20-year industry veteran Rob Lake. Rob joined the Runway Growth Capital team in late March, after having built the life sciences lending portfolio for Bridge Bank by closing over 50 debt transactions and managing a very active portfolio of life sciences companies.

Originations

Runway Growth funded nine loans and other investments during the first quarter ended March 31, 2020, including five investments in new portfolio companies and four follow-on investments in existing portfolio companies:

•	$43.6 million senior secured term loan to new portfolio company, Credit Sesame, Inc., a provider of a credit and loan management platform that intends to change the way consumers apply for and manage their credit;

•	$19.9 million investment in MTBC, Inc. Series A Cumulative Redeemable Perpetual Preferred Stock and in warrants to purchase MTBC, Inc. common shares to support the acquisition of CareCloud, Inc. MTBC, Inc. is a publicly traded healthcare IT company that provides Electronic Health Record, Telehealth, software and technology-based medical billing, transcription and practice management services to healthcare providers in the United States;

•	$5.0 million additional funding to existing portfolio company, Longtail Ad Solutions Inc. d/b/a JW Player, a cloud-based video player and video management platform for publishers and broadcasters;

•	$5.0 million additional funding to existing portfolio company, INRIX Inc., a provider of location-based data and analytics, such as traffic and parking data, to automakers, cities and road authorities worldwide, and providers of turn-by-turn navigation applications;

•	$4.25 million senior secured term loan to new portfolio company, Kairn Corporation, a data analytics company developing business intelligence solutions for data analysts;

•	$2.5 million additional funding to existing portfolio company, Aria Systems, Inc., a provider of cloud-based billing and monetization programs for enterprise companies that wish to sell products via subscription or other recurring revenue models; and

•	$2.8 million in the debt and equity securities of two publicly traded BDCs with investment strategies similar to the Fund, as well a $1.0 million advance to a current portfolio company.

Liquidity Events

Runway Growth experienced four liquidity events during the first quarter ended March 31, 2020, which were comprised of outstanding principal prepayments of $96.0 million:

•	In January, in conjunction with its sale to MTBC Inc., CareCloud Corporation extinguished the outstanding principal balance on its second lien senior secured term loan, plus interest, end-of-term payments, and a prepayment fee.

•	In January, in conjunction with its sale to Inphi Corporation and Synopsys, Inc., eSilicon Corporation prepaid its outstanding principal balance of $26.6 million on its senior secured term loan and revolver, plus interest, end-of term-payment, and prepayment and other fees. Runway Growth received cash proceeds of approximately $2.75 million in connection with the termination of its warrants in eSilicon Corporation.

•	In March, RealWear, Inc., prepaid its outstanding principal balance of $25.0 million, plus interest and end-of-term payment.

•	In March, in conjunction with its sale to The Kairn Corporation, Aginity, Inc., extinguished its outstanding principal of $10.2 million, including accrued interest.

Spreng commented: “With $193 million in cumulative repayments, we have exited and redeployed 70% of our initial private offering commitments of $275 million. We believe our track record continues to validate the attractiveness of our financing products and their ability to help businesses, their management teams, and investors achieve their business and financial goals. We are proud to be an important capital provider and steady hand in the Silicon Valley and the broader growth company ecosystem.”

Concluding his remarks, Spreng added: “Our goal is to support passionate entrepreneurs in growing their businesses. We will continue to make prudent growth and venture debt investments as companies seek our financing solutions. We believe that we have a conservative balance sheet with substantial liquidity in the form of cash, unutilized revolving credit capacity and undrawn equity capital commitments. Our strategic and business relationships with our partners remain very strong, including with our largest investor and strategic partner Oaktree Capital Management.”

About Runway Growth Capital LLC and Runway Growth Credit Fund, Inc.

Runway Growth Capital LLC is the investment advisor to Runway Growth Credit Fund Inc., a lender of growth capital to companies seeking an alternative to raising equity. Led by industry veteran David Spreng, the Fund provides senior term loans of $10 million to $50 million to fast-growing companies based in the United States and Canada. The Fund is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. For more on the Fund and its manager, Runway Growth Capital LLC, please visit our website at www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Thomas B. Raterman, Chief Financial Officer, tr@runwaygrowth.com

Jay Kolbe, Partner, Impact Partners jay@Impactpartnerspr.com